UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                              ATC HEALTHCARE, INC.
                  --------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
     [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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


     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed

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                                       2

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 21, 2006
                    ----------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ATC Healthcare, Inc., a Delaware corporation (the "Company"), will be held at the Company's Headquarters, 1983 Marcus Avenue, Suite E-122, Lake Success, New York on Monday, August 21, 2006 at 10:00 a.m. (New York Time) for the following purposes:

         1) To elect two Class A Directors to serve for a three-year term and until their successors are elected and qualify;

         2) To vote for a proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Preferred Stock from 10,000 to 20,000; and

         3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on June 22, 2006 are entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,
                                             /s/ David Savitsky
                                             ------------------------
                                             David Savitsky
                                             Secretary

June 28, 2006

IMPORTANT:                    Whether or not you plan to attend the meeting in
                              person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                 ---------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 21, 2006
                                 ---------------

         This Proxy Statement and the accompanying proxy are being mailed to stockholders of ATC Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's Headquarters, 1983 Marcus Avenue, Suite E-122, Lake Success, New York on Monday, August 21, 2006 at 10:00 am and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about June 30, 2006.

                             SOLICITATION OF PROXIES

         All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If you sign your proxy card and no instructions are given, the persons named in the accompanying proxy intend to vote (i) for the nominees named herein as Class A Directors of the Company, and
(ii) for approval of an amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Preferred Stock of the Company.

         Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted for a stockholder who attends the meeting and gives notice to the Secretary before the meeting starts that he or she elects to vote in person.

         The Board of Directors does not know of any matter other than the two matters set forth herein that are expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment.

         A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 28, 2006, is included herewith, but is not to be considered part of the proxy soliciting materials. The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES,
                         VOTING RIGHTS AND VOTE REQUIRED

         Only stockholders of record at the close of business on June 22, 2006 (the "Record Date"), will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, the Company's outstanding voting securities were as follows: (a) 38,575,459 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), (b) 186,998 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock"), (c) 2,000 shares of the Company's 7% Convertible Series A Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"), which are convertible into 1,280,378 shares of Class A Common Stock, and (d) 500 shares of the Company's 6% Convertible Series C Preferred Stock, $1.00 par value per share (the "Series C Preferred Stock"), which are convertible into 2,223,000 shares of Class A Common Stock. Thus, the total number of votes that could be cast at the meeting is 42,265,835. As of the Record Date, the Class A Common Stock was held of record by approximately 287 holders, the Class B Common Stock was held of record by approximately 358 holders, the Series A Preferred Stock was held of record by four holders, and the Series C Preferred Stock was held of record by one holder. In the case of the Class A Common Stock, holders include brokerage firms holding stock in "street name" and other nominees.

         Each holder of record of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to cast ten votes (except in certain circumstances which are inapplicable to the election of directors and to the proposed amendment to the Restated Certificate of Incorporation) for each share of Class B Common Stock held by such holder. Each holder of Series A and Series C Preferred Stock is entitled to cast one vote per share of Class A Common Stock that may be received upon conversion of the holder's shares of Series A and Series C Preferred Stock into Class A Common Stock. Holders of shares of Series A and Series C Preferred Stock are entitled to vote with the holders of Common Stock as one class on all matters submitted to our stockholders.

         The Company's By-Laws provide that the presence in person or by proxy of the greater of (i) the holders of a majority of the votes of the shares of stock entitled to vote at the meeting or (ii) 33-1/3% of the shares of stock entitled to vote at the meeting, shall constitute a quorum. The affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A and Series C Preferred Stock (voting on an as converted basis), voting together as one class, represented at the meeting in person or by proxy, is needed for the election of the nominees for Class A Director. Approval of the amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Preferred Stock requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of Class A Common Stock, Class B Common Stock and Series A and Series C Preferred Stock (voting on an as converted basis) voting together as one class, represented at the meeting in person or by proxy.

         As of the Record Date, 3,199,514 shares of Class A Common Stock, no shares of Class B Common Stock, 1,800 shares of Series A Preferred Stock, which are convertible into 1,172,662 shares of Class A Common Stock and no shares of Series C Preferred Stock were held by the executive officers and directors of the Company. The executive officers and directors control approximately 7.57% of the votes entitled to be cast at the annual meeting by holders of Common Stock and Preferred Stock voting as one class. The executive officers and directors of the Company intend to vote their shares for the election of the nominees for Class A Director and in favor of the proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Preferred Stock.

         For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward establishing the presence of a quorum. For purposes of the vote on the proposed amendment to the Restated Certificate of Incorporation, abstentions and "broker non-votes" will have the same effect as votes against the proposal, and they will count toward the presence of a quorum. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. There is a box on the proxy card to vote for or to withhold authority to vote for the nominees for Class A Director. There is also a box on the proxy card to vote for or against, or to abstain on, the proposal for approval of the amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Preferred Stock of the Company.

                   PROPOSAL 1 - ELECTION OF CLASS A DIRECTORS

         The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are elected and qualified. Class A is the class whose term will expire at the Annual Meeting. This class consists of two directors, David Savitsky and Jonathan J. Halpert, who are the nominees of the Board of Directors. The nominees for Class A Director, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2009 Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed by the stockholders, it is the intention of the holders of the proxies that the shares represented by the proxies in the accompanying form will be voted for such nominees. If the nominees should become unavailable to serve as a Director for any reason, which the Board of Directors does not presently anticipate, the holders of the proxies will vote for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

         In addition to the Class A Directors, the Board of Directors consists of four other directors. Bernard J. Firestone and Martin Schiller are Class B directors whose terms will expire at the 2008 Annual Meeting, provided their successors are elected and qualify. Stephen Savitsky is the Class C Director whose term will expire at the 2008 Annual Meeting, provided his successor is elected and qualifies.

         The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

         Each nominee for Class A Director named in this Proxy Statement has provided the Company with a written consent to being a nominee and a statement of intention to serve as a director, if elected.

REQUIRED AFFIRMATIVE VOTE

         The election of the Class A Directors requires the affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A and Series C Preferred Stock (voting on an as converted basis), voting together as one class, present at the meeting in person or by proxy and entitled to vote thereon.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES,
                    DAVID SAVITSKY AND JONATHAN J. HALPERT.


           PROPOSAL 2 - PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF
               INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                 SHARES OF PREFERRED STOCK FROM 10,000 TO 20,000

         Our restated Certificate of Incorporation currently allows for the issuance of up to 10,000 shares of the Company's Preferred Stock. The Board of Directors has unanimously approved and adopted, subject to shareholder approval, an amendment to the Restated Certificate of Incorporation which increases the number of shares of Preferred Stock which may be issued from 10,000 shares to 20,000 shares. As of June 22, 2006, the Board has designated (i) 4,000 Preferred shares as 7 % Convertible Series A Preferred Stock, of which 2,000 shares were outstanding, (ii) or 4,050 Preferred shares as 5 % Convertible Series B Preferred Stock, of which all 4,050 shares were outstanding, and (iii) 1,950 Preferred shares as 6% Convertible Series C Preferred Stock, of which 500 were outstanding. As of that date, no shares of Preferred Stock were still available for designation.

         The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Preferred Stock is in the best interest of the Company and its shareholders. The authorization of an additional 10,000 shares as contemplated by the proposal would give the Company the ability to use equity shares for future acquisitions, capital formation, working capital and other corporate purposes. The Company may after the amendment is effective use some of the additional shares to increase the number of authorized shares of Series C Preferred Stock to accommodate the payment-in-kind of dividends on Series C Preferred Stock sold by the Company to investors. The Company does not presently have any other specific written or oral plan, proposal, agreement or understanding for the use of the additional shares of Preferred Stock sought to be authorized by this proposal.

ANTI-TAKEOVER EFFECT

         Although the proposed increase in the number of authorized shares of Preferred Stock is not intended for anti-takeover purposes, the increase may have the effect of discouraging or making more difficult takeover bids, tender offers, proxy contests and the removal of incumbent management. The potential anti-takeover effect of the increase in the number of authorized shares of Preferred Stock may have an adverse effect on the price of the Class A Common Stock, to the extent that Preferred shares issued in the future may be convertible into shares of Common Stock.

         The Restated Certificate of Incorporation and the By-Laws of the Company contain other provisions which could have an anti-takeover effect including the following:

         Classified Board of Directors. Under the Restated Certificate of Incorporation and By-Laws, the Company's Board of Directors is divided into three classes. A separate election is held for each class of Directors, and the classes have three-year staggered terms so that no two classes are elected in the same year. In the case of a classified board, Delaware law provides that a Director or the entire Board of Directors may be removed by the shareholders only for cause. The Restated Certificate of Incorporation provides that any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock (voting on an as converted basis) and the Series C Preferred Stock (voting on an as converted basis). In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock (voting on an as converted basis) and the Series C Preferred Stock (voting on an as converted basis) is required to amend, alter or repeal the foregoing provisions.

         Shareholder Action by Unanimous Written Consent. The Restated Certificate of Incorporation provides that no action required to be taken or which may be taken at either an annual or special meeting of shareholders may be taken by written consent without a meeting. In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock (voting on an as converted basis) and the Series C Preferred Stock (voting on an as converted basis) required to amend, alter or repeal the foregoing provision.

         Special Meetings of the Shareholders. The Restated Certificate of Incorporation and By-Laws provide that special meetings of the shareholders may only be called by the Board of Directors. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing by such stockholders. In addition, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock (voting on an as converted basis) and the Series C Preferred Stock (voting on an as converted basis) required to amend, alter or repeal the foregoing provisions.

         Supermajority Voting Requirements In Change-of-Control Transactions. The Restated Certificate of Incorporation provides that the affirmative votes of the holders of (i) at least 66% of the outstanding shares of Series A Preferred Stock (with the Series A Preferred Stockholders having one vote per share), and
(ii) at least 80% of the outstanding Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share), are required before an Interested Stockholder can consummate certain business combinations with the Company if such transactions are not approved by a majority of the Continuing Directors. The affirmative vote of the holders of at least 80% of the voting power of the shares of Class A and Class B Common Stock (with the Class B Common Stockholders having one vote per share) and Series A Preferred Stock (voting on an as converted basis) and the Series C Preferred Stock (voting on an as converted basis) required to amend, repeal or adopt any provision inconsistent with the foregoing provision.

SERIES C PREFERRED STOCK

         On May 31, 2006, the Company sold to Roaring Fork Capital SBIC L.P., Greenwood Village, Colorado, 500 shares of the Company's 6% Convertible Series C Preferred Stock for $1.0 million. Shares of Series C Preferred Stock are convertible into shares of Class A Common Stock at $0.45 per share of Common Stock. Roaring Fork's 500 shares of Series C Preferred Stock are convertible into 2,223,000 Class A Common shares. As part of the purchase, Roaring Fork also received 741,000 warrants to purchase shares of Class A Common Stock at $0.60 per share over a five-year per period. The Company also paid a finder a seven percent commission of $70,000 and granted the finder 155,000 warrants to purchase Class A Common shares for $0.60 per share. As of June 22, 2006, Roaring Fork owned all of the issued and outstanding shares of Series C Preferred Stock.

         The Company used most of the net proceeds of the sale of the Series Preferred Shares to purchase, on June 12, 2006, the assets of Critical Nursing Services, Inc., a provider of per diem and travel nursing in the Arizona market. The balance of the net proceeds will be used by the Company for general working capital purposes.

         Holders of Series C Preferred Stock are entitled to vote with the holders of Class A Common Stock as a single class on all matters submitted to the Company's stockholders on the basis of the number of shares of Class A Common Stock into which the shares of Series C Preferred Stock are convertible. On that basis, Roaring Fork will be able to vote the equivalent of 2,223,000 shares of Class A Common Stock, plus the additional 1,714,935 Class A Common shares which it holds of record, at our 2006 Annual Meeting of Stockholders, which together represent approximately 9.32% of the total number of shares entitled to vote at that Meeting. The holders of Series C Preferred Shares have only limited rights to vote as a class, none of which apply to either of the proposals noticed for the Meeting.

         Dividends are payable on shares of Series C Preferred Stock at the annual rate of 6% of the issuance price of $2,000.70 per share in shares of Series C Preferred Stock, but not in cash. Accrued dividends are payable twice annually, on June 10 and December 10 of each year. The first payment is due on December 10, 2006.

         After the sale of 500 shares to Roaring Fork, 1,450 shares of Series C Preferred Stock remain available for issuance. In the future, the Company may sell up to 1,000 additional shares. The remaining 450 shares have been earmarked by the Company for the payment of in-kind dividends on already-issued shares.

AMENDMENT

         If the proposal is approved, the first sentence of Article FOURTH of the Restated Certificate of Incorporation will be replaced with the following:

                  "The Corporation shall be authorized to issue 76,564,936 shares which are divided into three classes consisting of (a) 75,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock", (b) 1,554,936 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and (c) 20,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock")."

The remainder of Article FOURTH will not be amended and will remain unchanged in its entirety. The Certificate of Amendment to the Restated Certificate of Incorporation of ATC Heathcare, Inc. is enclosed with this proxy statement as Appendix A.

REQUIRED AFFIRMATIVE VOTE

         Approval of an increase in the total number of authorized shares of Preferred Stock requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of Class A and Class B Common Stock, and on an as converted basis of the Series A and Series C Preferred Stock, voting together as one class, present at the meeting in person or by proxy and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth as to the nominees for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years; (4) certain other directorships, if any, held by such person; and
(5) such person's age.

----------------------------- ------------ -------------------------- ---------------------------------------
            Name                  Age         First Year Elected
                                                  as Director
----------------------------- ------------ -------------------------- ---------------------------------------
Stephen Savitsky                  60                 1983             A founder of the Company, Mr.
                                                                      Savitsky has served as Chairman of
                                                                      the Board and a Director of the
                                                                      Company since 1983 (and of its
                                                                      predecessor from 1978 to 1983), Chief
                                                                      Executive Officer from 1978 to
                                                                      November 2001 and as President of the
                                                                      Company from November 1991 through
                                                                      November 1998 and since November
                                                                      2002.  Mr. Savitsky had also served
                                                                      as the Chief Executive Officer of
                                                                      Tender Loving Care Healthcare
                                                                      Services, Inc., a national provider
                                                                      of home health care services from
                                                                      October 1999 through September 2002
                                                                      and was a director from October 1999
                                                                      through November 2001.  Mr. Savitsky
                                                                      is the brother of David Savitsky.


----------------------------- ------------ -------------------------- ---------------------------------------
            Name                  Age         First Year Elected
                                                  as Director
----------------------------- ------------ -------------------------- ---------------------------------------
      *David Savitsky             58                 1983             A founder of the Company, Mr.
                                                                      Savitsky has served as President from
                                                                      December 1998 through November 2002,
                                                                      Chief Executive Officer since
                                                                      November 2001 and as a Director of
                                                                      the Company since 1983. In addition,
                                                                      Mr. Savitsky served as Executive Vice
                                                                      President of the Company from
                                                                      December 1987 through November 1998
                                                                      and as Chief Operating Officer of the
                                                                      Company from April 1991 through
                                                                      November 1998. Mr. Savitsky has also
                                                                      served as Vice Chairman, Government
                                                                      Relations of Tender Loving Care
                                                                      Healthcare Services from October 1999
                                                                      through November 2002 and was a
                                                                      director from October 1999 through
                                                                      November 2001.  Mr. Savitsky is the
                                                                      brother of Stephen Savitsky.
----------------------------- ------------ -------------------------- ---------------------------------------
 *Jonathan J. Halpert, Ph.D       61                 1983             Dr. Halpert was elected a Director by
                                                                      the Board of Directors in August
                                                                      1987. He previously served as a
                                                                      Director of the Company from May 1983
                                                                      until he resigned from the Board in
                                                                      February 1985. Dr. Halpert is a
                                                                      consultant in the area of
                                                                      deinstitutionalization of the
                                                                      mentally retarded and Chief Executive
                                                                      Officer of the Camelot Education
                                                                      Center.
----------------------------- ------------ -------------------------- ---------------------------------------
 Bernard J. Firestone, Ph.D       56                 1987             Dr. Firestone was first elected a
                                                                      Director by the Board of Directors in
                                                                      August 1987.  He is the dean of the
                                                                      College of Liberal Arts and Sciences
                                                                      and professor of political science at
                                                                      Hofstra University, where he has been
                                                                      teaching for 23 years.

----------------------------- ------------ -------------------------- ---------------------------------------
            Name                  Age         First Year Elected
                                                  as Director
----------------------------- ------------ -------------------------- ---------------------------------------
      Martin Schiller             69                 2004             Mr. Schiller was appointed to the
                                                                      Board of Directors in March 2004 to
                                                                      the position vacated by Donald
                                                                      Meyers.  Mr. Schiller has been the
                                                                      Chief Financial Officer of National
                                                                      Equipment Corporation, a privately
                                                                      held company, since 1969.
----------------------------- ------------ -------------------------- ---------------------------------------
       Andrew Reiben              41                  N/A             Mr. Reiben has been the Senior Vice
                                                                      President of Finance, Chief Financial
                                                                      Officer and Treasurer of the Company
                                                                      since September 2003. From August
                                                                      2001 through August 2003, Mr. Reiben
                                                                      was Chief Financial Officer of
                                                                      Immedient Corporation, a privately
                                                                       held consulting company. From
                                                                      February 1999 through July 2001, Mr.
                                                                      Reiben was Senior Vice President of
                                                                      Finance for CapeSuccess Inc, the
                                                                      parent Company of Immedient
                                                                      Corporation.
----------------------------- ------------ -------------------------- ---------------------------------------

                  OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

         The following tables set forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A and Class B Common Stock and Series A and Series C Preferred Stock, by (i) each person known by the Company to beneficially own more than 5% of any class of voting securities of the Company, (ii) each nominee for election as, or person currently serving as, a director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers and former executive officers of the Company whose annual salary and bonus exceed $100,000 (the "Named Executive Officers"), and
(iv) all directors and Named Executive Officers of the Company as a group.

CLASS A COMMON STOCK

         The calculation of the percentages of our Class A Common Stock beneficially owned as of the Record Date is based on 38,575,459 shares issued and outstanding as of that date, plus the following numbers of shares of Class A Common Stock that may be received by the holders of the other classes of our Common and Preferred Stock upon conversion of their shares into shares of Class A Common Stock, for which the holders of those shares are entitled to vote with the holders of Class A Common Stock as a single class on all matters submitted to our stockholders, and plus the following number of shares of Class A Common Stock covered by outstanding options: (i) 186,998 shares of Class A Common Stock receivable by holders of Class B Common Stock; (ii) 1,172,662 shares of Class A Common Stock receivable by holders of Series A Preferred Stock; (iv) 2,223,000 shares of Class A Common Stock receivable by holders of Series C Preferred Stock; and (v) 830,000 shares of Class A Common Stock under option.




   --------------------------------------------------------------------------------------------------------------
                                               CLASS A COMMON STOCK
   --------------------------------------------------------------------------------------------------------------
   BENEFICIAL OWNER (1)                            NUMBER OF SHARES (2)                 PERCENTAGE OF CLASS
   ----------------------------------------------- ------------------------------------ -------------------------

   Stephen Savitsky(3)                              2,990,234 (4,5)                     6.96%
   ----------------------------------------------- ------------------------------------ -------------------------

   David Savitsky(3)                                2,621,623 (6,7)                     6.09%
   ----------------------------------------------- ------------------------------------ -------------------------

   Bernard J. Firestone(3)                         0                                    0%
   ----------------------------------------------- ------------------------------------ -------------------------

   Jonathan J. Halpert(3)                          0                                    0%
   ----------------------------------------------- ------------------------------------ -------------------------

   Martin Schiller(3)                              0                                    0%
   ----------------------------------------------- ------------------------------------ -------------------------

   Andrew Reiben(3)                                0                                    0%
   ----------------------------------------------- ------------------------------------ -------------------------

   All Named Executive Officers and                5,645,857 (8)                        13.06%
   Directors as a Group (6 persons)
   ----------------------------------------------- ------------------------------------ -------------------------

   Marathon Capital                                2,109,750                            4.91%
   Management, LLC, P.O. Box 771,
   Hunt Valley Maryland, 21030
   ----------------------------------------------- ------------------------------------ -------------------------

   Roaring Fork Capital SBIC L.P.                  3,937,935(9)                         9.32%
   8400 East Prentice Avenue
   Suite 745
   Greenwood Village, CO  80111
   ----------------------------------------------- ------------------------------------ -------------------------

(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares)
(i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or
(ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of class is determined by assuming that options or conversion rights which are held by such person (but not those held by any other person), and which are exercisable within 60 days of the date of this table, have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Does not include the following shares. First, does not reflect any of the 4,050 shares of the Company's 5% Convertible Series B Preferred Stock because those shares generally do not have any voting rights. Those shares are held by three holders in equal amounts and are convertible into 9,121,500 shares of Class A Common Stock. Please refer to Item 13, "Certain Relationships and Related Transactions," in this Amendment for a description of the transaction which gave rise to the issuance of the Company's 5% Convertible Series B Preferred Stock. Second, does not include 845,851 shares of Class A Common Stock subject to warrants held by parties not named in the table and exercisable at $0.60 per share, which price is well above the current market price for Class A Common shares.

(3) The address of each of these persons is c/o ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(4) Includes options to purchase 398,500 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 495,852 shares of Class A Common stock held by Stephen Savitsky's wife as to which Mr. Savitsky disclaims beneficial ownership. Does not include any shares of Class A Common Stock issuable to his wife upon conversion of the $1.5 million convertible subordinated note issued to her by the Company on December 15, 2004. (See the description of that transaction below in "Certain Transactions") Mr. Savitsky disclaims beneficial ownership of these shares. Includes 6,395 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's adult children. Mr. Savitsky also disclaims beneficial ownership of these shares.

(6) Includes options to purchase 398,500 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 471,691 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares. Includes 25,436 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(7) Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes options to purchase 830,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.

(9) Includes 2,223,000 shares of Class A Common Stock into which Roaring Fork's shares of Series C Preferred Stock are convertible, but does not include 1,167,351 shares of Class A Common Stock subject to warrants held by Roaring Fork exercisable at $0.60 per share, which price is well above the current market price of Class A Common shares.

CLASS B COMMON STOCK

         None of the Named Executive Officers or Directors of the Company beneficially owns any of the Company's Class B Common Stock. No person is known by the Company to beneficially own more than 5% of the Company's Class B Common Stock

SERIES A PREFERRED STOCK

         Except for Stephen Savitsky and David Savitsky, none of the Named Executive Officers or Directors of the Company beneficially owns any of the Company's Series A Preferred Stock.


------------------------------------------------------------------------------------------------------------
                                         SERIES A PREFERRED STOCK
------------------------------------------------------------------------------------------------------------
            BENEFICIAL OWNER                         NUMBER OF SHARES               PERCENTAGE OF CLASS
------------------------------------------ ------------------------------------- ---------------------------
Stephen Savitsky (3)                                      900(1)                            45%
------------------------------------------ ------------------------------------- ---------------------------
David Savitsky (3)                                        900(2)                            45%
------------------------------------------ ------------------------------------- ---------------------------
All Named Executive Officers and                          1,800                             90%
Directors as a Group (6 Persons)
------------------------------------------ ------------------------------------- ---------------------------

(1) Includes 900 shares of Series A Preferred Stock which are convertible into 586,331 shares of Class A Common Stock held by Mr. Stephen Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(2) Includes 900 shares of Series A Preferred Stock which are convertible into 586,331 shares of Class A Common Stock held by Mr. David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(3) The address of each of these persons is ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042

SERIES C PREFERRED STOCK

         None of the Named Executive Officers or Directors of the Company beneficially owns any of the Company's Series C Preferred Stock.


------------------------------------------------------------------------------------------------------------
                                         SERIES C PREFERRED STOCK
------------------------------------------------------------------------------------------------------------
            BENEFICIAL OWNER                         NUMBER OF SHARES               PERCENTAGE OF CLASS
------------------------------------------ ------------------------------------- ---------------------------

Roaring Fork Capital SBIC L.P.                             500                              100%
8400 East Prentice Avenue
Suite 745
Greenwood Village, CO  80111
------------------------------------------ ------------------------------------- ---------------------------

                       OPERATION OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board. A majority of the Board is "independent" as defined in the rules of the American Stock Exchange. The Board has adopted a code of ethics which applies to all of our employees, including our executive officers.

         Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

         The Board of Directors held six meetings during the fiscal year ended February 28, 2006. All of the directors attended at least 75% of the meetings of the Board and applicable committees during the fiscal year ended February 28, 2006.

         The Board has adopted a policy of requesting the directors to attend the annual meeting of stockholders, if practicable. All of the directors who were then serving attended last year's meeting.

         The Board of Directors does not maintain a separate nominating committee because it believes that the small size of the Board makes it important that each member of the Board be involved in the process of nominating new directors. With a small Board, good personal relationships among the Board members is vital if the Board is to operate properly. The Board evaluates all proposed nominees for election as a director, whether the proposal comes from a stockholder or from management, using the same criteria. Those criteria include, among other things, a familiarity with financial statements, knowledge of the Company's industry or a similar or related industry, ability to work effectively with others and an ability to devote sufficient time to the responsibilities of the being a director. All Board members must be able to read and understand financial statements. In addition, the Board, from time to time, looks for potential Board members with specific skills or experience.

                             COMMITTEES OF THE BOARD

         The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:

------------------------------------- ----------------------------------- -----------------------------------
                                                                                   COMPENSATION AND
             EXECUTIVE                              AUDIT                            STOCK OPTION

------------------------------------- ----------------------------------- -----------------------------------
          Stephen Savitsky                   Bernard J. Firestone                Bernard J. Firestone
------------------------------------- ----------------------------------- -----------------------------------
           David Savitsky                    Jonathan J. Halpert                 Jonathan J. Halpert
                                               Martin Schiller
------------------------------------- ----------------------------------- -----------------------------------

Executive Committee

         The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

Audit Committee

         The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Audit Committee meets with management before all earnings releases. The Audit Committee also meets with the Company's independent auditors to discuss any issues regarding the fair presentation of the Company's financial statements. The Board of Directors adopted a revised Audit Committee Charter, as of June 18, 2004, which the board believes meets the needs of the Company, the rules of the SEC and the American Stock Exchange, and the requirements of the Sarbanes-Oxley Act of 2002. The Board, in its business judgment, has determined that all of the members of the Audit Committee are "independent," as defined in the rules of the American Stock Exchange. The Board has determined that each member of the Audit Committee is financially literate and that Martin Schiller is qualified as the audit committee financial expert, as defined in the rules of the Securities and Exchange Commission.

         The Audit Committee is responsible for the oversight and evaluation of:

     --   the hiring of the Company's independent auditors;

     -- the qualification, independence and performance of the Company's independent auditors;


     -- the approval of all audit and non-audit services provided to the Company; and

     -- oversees compliance with the Company's policies for conducting business, including ethical business standards.

         The Audit Committee has formal policies and procedures in place with regard to the approval of all professional services provided to the Company by an accounting firm, whether they are audit or non-audit services.

Compensation and Stock Option Committee

         The Compensation and Stock Option Committee determines the cash and incentive compensation, if any, to be paid to the Company's executive officers and other key employees, including the Named Executive Officers. In addition, it administers the 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Board has determined that each member of the committee is "independent" within the meaning of the rules of the American Stock Exchange.

         The Executive Committee held numerous meetings throughout the year, the Audit Committee held five meetings, and the Compensation and Stock Option Committee held two meetings during the fiscal year ended February 28, 2006.

                             AUDIT COMMITTEE REPORT

         As more fully described in its Charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements reporting process, including the system of internal controls. The Audit Committee is directly responsible for the appointment and oversight of the work of Goldstein Golub and Kessler, LLP ("Goldstein"), the Company's independent auditors, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosure financial statements.

         The Audit Committee reviewed with Goldstein, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with Committee under accounting principles generally accepted in the United States. The Audit Committee reviewed a report by Goldstein describing (i) its internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of Goldstein, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by Goldstein, and any steps taken to deal with such issues, and (iii) all relationships between Goldstein and the Company.

         The Audit Committee reviewed any problems or difficulties they may have encountered and any management letter provided by Goldstein and the Company's response to that letter, such review including (i) any difficulties encountered in the course of the audit work, including any restriction of activities or access to required information and (ii) any changes required in the planned scope of the audit. The Audit Committee has discussed with matters required to be discussed by Statement on Auditing Standards No 61 (Communications with Audit Committees). Goldstein reported to the Audit Committee:

          *    all critical accounting policies and practices to be used;

          * all alternative treatments within accounting principles generally accepted in the United States for policies and practices related to material items that were discussed with management, including an analysis of significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

          * other material written communications between Goldstein and management.

         Goldstein has provided to the Audit Committee the written disclosure required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and the Committee has discussed with Goldstein its independence. The Committee also concluded that Goldstein's provision of nonaudit services, as described in the next section, to the Company is compatible with Goldstein's independence.

         The Audit Committee discussed with Goldstein the overall scope and plans for their audit. The Audit Committee met with Goldstein, with and without management present, to discuss the results of their audit, the evaluation of our internal control, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board (and the Board approved) that the financial statements be included in the Annual Report on Form 10-K for the year ended February 28, 2006 for filing with the Securities and Exchange Commission.

                                                   Respectfully submitted,

                                                   Audit Committee

                                                   Bernard J. Firestone
                                                   Jonathan J. Halpert
                                                   Martin Schiller

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation and Stock Option Committee (the "Compensation Committee") is composed of Bernard J. Firestone and
Jonathan J. Halpert.

         No member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended February 28, 2006, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or participated in any transactions during the last fiscal year requiring disclosure by the Company pursuant to the federal proxy rules. During the fiscal year ended February 28, 2006, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A or Class B Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than 10 percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and, if applicable, written representations from its officers and directors that no other reports were required, during the fiscal year ended February 28, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than 10 percent of the Common Stock were complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer and the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------- -------------------------------------------------
                                                                                           Long-Term
                                                                                          Compensation Rewards
-------------------------------------------------------------------------- -------------------------------------------------
Name and Principal Position                   Year            Salary       Bonus Compensation   Securities Underlying
                                                                                                Options (#)
----------------------------------------- -------------- ----------------- -------------------- ----------------------------
Stephen Savitsky                              2006           $280,621              --                       --
President and                                 2005           $316,006              --                    1,780,692
Chairman of the Board                         2004           $310,043              --                     200,000


David Savitsky                                2006           $373,649              --                       --
Chief Executive Officer                       2005           $420,820              --                    1,780,692
                                              2004           $412,880              --                     200,000

Andrew Reiben                                 2006           $197,627            $40,000                    --
Senior Vice President,                        2005           $198,106              --                       --
Chief Financial Officer                       2004           $ 92,694              --                     100,000

Jayne Erbeck                                  2006           $ 85,269              --                       --
Vice President of Operations                  2005          $ 127,404              --                       --
                                              2004          $ 115,722              --                       --


The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended February 28, 2006. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 28, 2006, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year and no SARs are held by any Named Executive Officer because the Company does not have any plans providing for SARs.

------------------------- ------------------ ------------ ----------------------------------- -----------------------------------
                           Value of Shares                       Number of Securities
                             Acquired on                        Underlying Unexercised                   In-the-Money
                              Exercise       Value                    Options At                          Options At
          Name                               Realized             February 28, 2006                   February 28, 2006


                                                               (Exercisable/Unexercisable)         (Exercisable/Unexercisable)
------------------------- ------------------ ------------ ----------------------------------- -----------------------------------


Stephen Savitsky                 --              --               398,500/1,582,192                         $0/$0
------------------------- ------------------ ------------ ----------------------------------- -----------------------------------
David Savitsky                   --              --               398,500/1,582,192                         $0/$0
------------------------- ------------------ ------------ ----------------------------------- -----------------------------------
Andrew Reiben                    --              --                 66,600/33,400                           $0/$0
------------------------- ------------------ ------------ ----------------------------------- -----------------------------------

                              EMPLOYMENT AGREEMENTS

         Stephen Savitsky, who serves as Chairman of the Board of Directors and President of the Company has an employment agreement with the Company under which he receives an initial base salary of $302,244. Mr. Savitsky's employment agreement provides that during his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically renewed at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

         David Savitsky, who serves as Chief Executive Officer and a Director of the Company, has an employment agreement with the Company under which he receives aninitial base salary of $403,000. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

         Andrew Reiben, who serves as the Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company, has an employment agreement with the Company under which he receives an initial base salary of $185,000. The three-year contract provides for annual increases in base salary of $10,000. Mr. Reiben is also eligible to receive an automobile allowance of $8,000 per annum. Under the employment agreement, Mr. Reiben is obligated to devote his full business time to the affairs of the Company. Further, if within 18 months after a "change of control", Mr. Reiben terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to one year of his base salary.

         If a "change of control" were to occur prior to the next anniversary of the respective employment agreements of Stephen Savitsky, David Savitsky and Andrew Reiben and their employment relationships with Company were to terminate for reasons triggering the severance payment described above, then the Company would be obligated to make lump sum payments in the approximate amounts of $906,000 and $1,212,000 to Stephen and David Savitsky, respectively, and weekly installment payments of $3,846.15 for 12 months to Andrew Reiben. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to the election of directors of the Company, or (iii) acquires all or substantial all of the Company's assets.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

General

         The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

Compensation Philosophy

         The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

         The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

         The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management.

         The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

         The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

         When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

         The particular components of executive compensation employed by the Company are discussed in greater detail below.

Salaries

         Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

         The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed.

Stock Option Plans

         To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

         It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote alignment of long-term interests of such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees. In the fiscal year ended February 28, 2006, no stock options were granted.

Compensation of Chief Executive Officer

         The Committee applies the same factors in considering David Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's employment agreement establishes his annual base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 28, 2006, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $403,000 pursuant to an amendment made in 2002 to his employment agreement.

         The year ended February 28, 2006 continued to be a challenging year for the Company. On April 22, 2005 the Company divested it's AllCare Nursing Business and embarked on a strategic growth plan to re-grow sales and reduce costs Revenues for the Company for the year ended February 28, 2006, were $71.5 million net of discontinued operations compared to $67.9 million for the year ended February 28, 2005 net of discontinued operations. Income form operations for the year ended February 28, 2006 was $460 thousand versus a loss from operations $5.9 million in the prior fiscal year. Net loss for the year ended February 28, 2006 was $2.6 million or $(0.08) per diluted share (EPS), versus a net loss of $10.4 million or $(0.42) per diluted share for the year ended February 28, 2006. The Company continues to reduce costs while adding new offices and licensees. The leadership of Mr. Savitsky was necessary during these difficult times as the Company adjusted to these changing market conditions. No additional compensation was granted to Mr. Savitsky during the year ended February 28, 2006.


                                          Respectfully submitted,

                                          Compensation and Stock Option
                                          Committee

                                          Bernard J. Firestone
                                          Jonathan J. Halpert

                                PERFORMANCE GRAPH

         The Performance Graph which is attached as Exhibit B, compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 28, 2006, with the cumulative return on the American Stock Exchange Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the American Stock Exchange Market Index and the Peer Group Index at March 1, 2000. The Peer Group selected by the Company consists of two representative companies whose common stock has been publicly-traded during the five years ended February 28, 2006, and each of which, like the Company, engages in providing medical staffing services. Those companies are Kelly Services, Inc. and KFORCE.

         The Performance Graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance. On March 19, 2002, the Company Class A Common Stock commenced trading on the American Stock Exchange. Therefore, the performance graph below reflects the comparison with the American Stock Exchange Index in lieu of the NASDAQ Market Index. The total return for the five fiscal years ended February 28, 2006 on the Company's Common Stock, the American Stock Exchange Index and the Peer Group Index assuming a $100 initial investment was [$106, $155 and $76] respectively.

         COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG ATC
            HEALTHCARE, INC., AMEX MARKET INDEX AND PEER GROUP INDEX

                            (attached as Exhibit B).


                              CERTAIN TRANSACTIONS

         In January, 2002, the Company purchased substantially all of the assets and business (the "Business" or "AllCare") of Direct Staffing, Inc. ("DSI"), a licensee of the Company serving Westchester County, New York and Northern New Jersey, and DSS Staffing Corp. ("DSS"), a licensee of the Company serving New York City and Long Island, New York, for an aggregate purchase price of $30,195,000. Those licenses were owned by an unrelated third party and by Stuart Savitsky, son of Stephen Savitsky, Chairman of the Company, and Shabsi Schreier and Steven Weiner, two sons-in-law of Stephen Savitsky, who were to receive in the aggregate the proceeds of the sale.

         The purchase price was evidenced by promissory notes issued to each of the four owners of DSS and DSI. Those notes were later amended, collateralized, and subordinated to the Company's senior lender.

         On April 22, 2005, the Company sold the Business to an unrelated third party, Onward Healthcare, Inc., of Norwalk, Connecticut, for approximately $20.0 million in cash, of which $1.2 million was placed in escrow pending the collection of the accounts receivable of the Business. The Company used the funds which it received to retire approximately $13.0 million in senior lender debt and to repay and restructure the $28.1 million still outstanding under the promissory notes to the seller's of DSS and DSI. As a result of the repayment and restructuring of the notes, those obligations were reduced from $28.1 million to $8.1 million and the promissory note of the unrelated seller was paid off entirely.

         On August 31, 2005, the Company entered into separate agreements with Stuart Savitsky, Shabsi Schreier, and Steven Weiner under which on that date the promissory note of each of them in the principal amount of $2,700,000 was converted into 1,350 shares of the Company's Series B Preferred Stock on the basis of $2,000 per share. The Series B Preferred Stock is held in a rabbi trust established by the Company for the benefit of the individual.

         Under the terms of each trust, 664 shares will be released to the individual in installments on the third through the seventh anniversaries of August 31, 2005. The 686 shares remaining in each trust will be released to the individual on the earlier of the time immediately prior to the occurrence of a change in control of the Company, as the defined in the trust agreement, or September 31, 2015. The Company is obligated to register the shares as they are released to each individual.

         In February 2006, ATC Healthcare Services, Inc., a wholly-owned subsidiary of the Company, entered into a Management Agreement (the "Travel Management Agreement") with Travel Healthcare Solutions, LLC, a New York limited liability company ("Travel Healthcare"), 33.33% of which is owned by Stephen Savitsky, Chairman of the Board of the Company, and 16.67% of which is owned by David Savitsky, Chief Executive Officer of the Company. Under the Travel Management Agreement, Travel Healthcare is responsible for managing and overseeing the Company's Travel Nurse Division (the "Travel Division"). The Travel Division places healthcare professionals with clients nationwide for long-term assignments. Under the Travel Management Agreement, Travel Healthcare paid the Company a fee of $240,000 (which has been included in revenue at February 28, 2006) for the Company's proprietary system of operating the Travel Division. Travel Healthcare will receive management fees under the Agreement equal to 50% of the gross margin realized on the Travel Division's revenues to the extent they exceed a baseline amount which is greater than the Travel Division's revenues in fiscal 2006.

         The Travel Management Agreement has an initial term of 10 years and automatically renews for subsequent five-year renewal terms unless the Company exercises its right to purchase Travel Healthcare's assets and rights under the Travel Management Agreement for a purchase price equal to 50% of the amount by which net sales of the Travel Division for the trailing 12 month period exceed the baseline revenue amount or, if the Company elects not to exercise the right, Travel Healthcare elects to purchase the Division for an amount equal to the baseline revenue amount plus 50% of the amount by which Net Sales of the Division for the trailing 12 month period exceed the baseline revenue amount. The Company also has early termination rights if certain sales thresholds are not achieved. Under the Agreement, the Company is responsible to paying general and administrative costs of the Division in an amount substantially equivalent to the amount expended by the Company to operate the Travel Division with revenue below the baseline amount. In connection with the sale by the Company of its AllCare Nursing business in April 2005, the Company agreed not to conduct a per diem medical staffing business in the New York City area until 2008. Under the Travel Management Agreement, the Company, subject to certain conditions, granted the Travel Healthcare an option to conduct a per diem medical staffing business under the Company's then standard license agreement in the New York City area when the AllCare sale noncompetition agreement expires.

         During the fourth quarter of fiscal 2006, the Company entered into license agreements with three limited liability companies for Oak Park, Illinois, Newport, Rhode Island and Pasadena, California. Stephen Savitsky owns 17% and David Savitsky owns 8% of the limited liability companies. The Company received a licensee fee totaling $88,000. In each case, the limited liability company has hired a manager with experience in medical staffing as its manager and has provided equity and other incentives to the manager. The terms of each of the license agreements are the same as those in effect between the Company and its other licensees and are accordingly no less favorable to the Company than the terms that could have been obtained from unrelated third parties. The Company may from time to time in the future enter into other license agreements with other companies owned in part by Stephen Savitsky and/or David Savitsky. In each case the terms will be no less favorable than the Company could obtain from unrelated third parties.

                              STOCKHOLDER PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2007 must submit the same in writing so as to be received at the executive offices of the Company on or before February 28, 2007. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the Annual Meeting, the Securities and Exchange Commission rules permit management to vote shares in its discretion if we: (1) receive notice of the proposal before the close of business on May 1, 2007, and advise shareholders in the 2007 proxy statement about the nature of the matter and how management intends to vote; or (2) do not receive notice of the proposal prior to the close of business on May 1, 2007. Notice of intentions to present proposals at the Annual Meeting should be sent to the executive offices of the Company.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

         Pursuant to the authority granted to the Audit Committee by its Charter, the Audit Committee has appointed Goldstein Golub and Kessler, LLP, ("Goldstein") as the independent certified public accountants to audit the accounts of the Company for fiscal year ending February 28, 2007. Goldstein was previously appointed as the independent certified public accountants to audit the accounts of the company for the fiscal year ending February 28, 2006. Representatives of Goldstein are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they wish, and to respond to questions.

The firm of Goldstein, Golub, Kessler LLP ("GGK") acts as our principal accountant. Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc. (TBS), from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased and the firm established a similar relationship with RSM McGladrey, Inc. (RSM). GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. The following is a summary of fees paid or to be paid to GGK and RSM for services rendered.

         Audit fees -- Goldstein billed an aggregate of $ 95,000 in fees for services rendered for the annual audit of the Company's consolidated financial statements for the fiscal year ended February 28, 2006 and $104,197 for audit related fees consisting of quarterly reviews and professional services related to an S-1 amendment and S-3 filing.

         Financial Information System Design and Implementation fees -- None.

         All other fees -- None.

         The Audit Committee has reviewed the amount of fees paid to Goldstein for audit and non-audit services, and concluded that since no non-audit services were provided and no fees paid therefor, the independence of Goldstein had not been impaired.

                             SOLICITATION STATEMENT

         The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but the Company's regular employees may solicit proxies personally or by telephone, electronic transmission, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names and the Company will reimburse such parties for their reasonable charges and expenses.

                                     GENERAL

         The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

Communications to the Board

         All communications to the Board of Directors must be in writing and should be addressed to Mr. David Savitsky, Secretary, ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. The independent directors have approved a process whereby communications to the Board will be screened to ensure that only communications relating to the business of the Board are received by it.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MR. ANDREW REIBEN, ATC HEALTHCARE, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.


         Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

Dated: June 28, 2006                                 By Order of the Board of
                                                     Directors

                                                     /s/ David Savitsky
                                                     -----------------------
                                                     David Savtisky
                                                     Secretary

                                                                       EXHIBIT A



                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ATC HEALTHCARE, INC.


         The undersigned, being the President and the Secretary, respectively, of ATC Healthcare, Inc. (the "Corporation"), hereby certify that:

         1. The first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:

         FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is 51,564,936, consisting of 50,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 1,554,936 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock", and collectively with Class A Common Stock, "Common Stock"), and 20,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         2. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this document and affirm that the facts contained therein are true under penalties of perjury.

Dated:  August ___, 2006



                           Stephen Savitsky, President

Attest:

David Savitsky, Secretary

                                                                       EXHIBIT B

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG ATC HEALTHCARE, INC., AMEX MARKET
                           INDEX AND PEER GROUP INDEX


                               [GRAPHIC OMITTED]
                  [SEE SUPPLEMENTARY PDF FOR PERFORMANCE GRAPH]


                                                                  Cumulative Total Return
                                             --------- ---------- ---------- ---------- ---------- ----------
                                                 2/01       2/02       2/03       2/04       2/05       2/06
ATC HEALTHCARE, INC.                           100.00     656.25     203.13     200.00     109.38     118.75
AMEX MARKET VALUE (U.S. & FOREIGN)             100.00     104.38      92.26     141.99     168.12     210.41
PEER GROUP                                     100.00     102.60      81.41     140.56     146.78     142.17

                                 (FORM OF PROXY)

                              ATC HEALTHCARE, INC.
                                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Stephen Savitsky and David Savitsky, and each of them (with power of substitution), proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), 7% Convertible Series A Preferred Stock, $1.00 par value per share ("Series A Preferred Stock") and 6% Convertible Series C Preferred Stock, $1.00 par value per share (the "Series C Preferred Stock"), of ATC Healthcare, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 21, 2006 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to cast one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to cast ten votes for each share by such holder.

           THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1 AND 2.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy shall be voted "FOR" the nominees in Item 1 and "FOR" the proposal in Item 2.


                                SEE REVERSE SIDE

[X] Please mark your votes as in this example.

1. Election of Class A Directors:

------------------------------------- ------------------------------------------ --------------------------------
            FOR NOMINEE                          WITHHOLD AUTHORITY                     NOMINEE FOR CLASS
                                                     FOR NOMINEE                           A DIRECTOR
------------------------------------- ------------------------------------------ --------------------------------
                [ ]                                      [ ]                             David Savitsky
------------------------------------- ------------------------------------------ --------------------------------
                [ ]                                      [ ]                            Jonathan Halpert
------------------------------------- ------------------------------------------ --------------------------------


2. Approval of an Amendment to the Company's Restated Certificate of
Incorporation to increase the total number of authorized shares of Preferred
Stock from 10,000 shares to 20,000 shares:

------------------------------------- ----------------------------------- -----------------------------------
              For [__]                           Against [__]                        Abstain [__]

------------------------------------- ----------------------------------- -----------------------------------

 (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)


SIGNATURE(S):                                    DATE:

-------------------------------------            -------------------------------

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.